                                                               EXHIBIT NO. 10.9

                                ESCROW AGREEMENT

                  This Escrow Agreement (the "Agreement") is entered into as of March 31, 1998 by and among The Planning Technologies Group, L.L.C., a Delaware limited liability company ("Buyer"), Nextera Enterprises, L.L.C., a Delaware limited liability company and the controlling member of Buyer ("Nextera"), Nextera Enterprises Holdings, L.L.C., a Delaware limited liability company and the controlling member of Nextera ("Holdings"), The Planning Technologies Group, Inc., a Massachusetts corporation ("Seller"), the holders of Seller's common stock listed on Exhibit A attached hereto (herein collectively referred to as the "Shareholders" and individually as a "Shareholder") and Chase Manhattan Trust Company, National Association, as escrow agent (the "Escrow Agent").

                  WHEREAS, pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of March 31, 1998 by and among Buyer, Nextera, Holdings, Seller and the Shareholders, Buyer is purchasing certain assets and assuming certain liabilities from Seller;

                  WHEREAS, Seller and the Shareholders have agreed to indemnify Buyer, Nextera and Holdings against certain breaches of the representations, warranties and covenants made by Seller and the Shareholders in the Purchase Agreement and against certain other matters as specified in Article XII of the Purchase Agreement; and

                  WHEREAS, to secure payment of the Shareholders' indemnification obligations, ONE MILLION SIX THOUSAND FIVE HUNDRED DOLLARS ($1,006,500) in cash (the "Escrowed Cash") and 32,100 Nextera Class A Units (the "Escrowed Units") (together, the Escrowed Cash and the Escrowed Units and additions to or earnings on the same, the "Escrow Deposit") are being deposited, pursuant to Section 2.4 of the Purchase Agreement, in escrow to be held as hereinafter provided.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Establishment of Escrow: Investment. Buyer has herewith deposited the Escrow Deposit with the Escrow Agent on the date of the Closing. The Escrowed Units have been issued in the name of Seller, or at the direction of Seller, the names of the Shareholders, and shall be accompanied by stock powers or similar instruments duly signed in blank by Seller or the Shareholders, as appropriate. The Escrow Deposit shall be held in escrow in an account designated as The Planning Technologies Group Escrow Account or an account having such other similar designation, subject to the terms and conditions set forth herein. Mason Tenaglia shall serve as the exclusive representative of Seller and the Shareholders with respect to the Escrow Deposit and this Agreement (the "Escrow Representative"). If, for any reason, the Escrow Representative shall be either unable or unwilling to serve, a successor Escrow Representative shall be appointed by written consent of Seller and the Shareholders and all references to the Escrow Representative shall be deemed to include such successor. The Escrow Agent shall invest all cash held as part of the Escrow Deposit only in such specific investments as

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Buyer and the Escrow Representative shall from time to time jointly direct in writing to the Escrow Agent; provided, however, that such investments shall be limited to:

                  (a) time and demand deposits, certificates of deposit and acceptances, maturing within ninety (90) days from the date of acquisition thereof, issued by state and national banks located in the United States of America, including the Escrow Agent or any of its affiliates, and having capital, surplus and profits aggregating at least one hundred million dollars ($100,000,000);

                  (b) securities or other obligations of, or guaranteed by, the United States of America or any agency thereof having maturities of not greater than one (1) year;

                  (c) commercial paper, maturing within ninety (90) days from the date of acquisition thereof, rated A-1 or P-1 by Standard & Poor's or Moody's Investors Service;

                  (d) repurchase agreements fully collateralized by obligations described in clauses 1(a), 1(b) or 1(c) hereof;

                  (e) shares of investment companies registered under the Investment Company Act of 1940 which invest in any obligation described herein, or shares of the Vista Prime Money Market Fund, including those for which the Escrow Agent or any of its affiliates provide services for a fee, whether as an investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise.

                  Until further written notice, cash in the Escrow Deposit shall be invested in Vista Prime. Unless otherwise directed in writing by the Escrow Representative and Buyer, the Escrow Agent shall not invest all or any portion of the Escrow Deposit in any investment if the maturity date of such investment is later than the Termination Date (as defined below).

                  2. Amounts Earned on Escrow Deposit: Tax Matters. All amounts earned, paid or distributed with respect to the Escrow Deposit (whether interest, dividends, distributions from Nextera with respect to the Escrowed Units or otherwise) shall become a part of the Escrow Deposit, shall be held hereunder upon the same terms as the original Escrow Deposit and shall be distributed together with the underlying portion of the original Escrow Deposit pursuant to the terms of this Agreement. The parties agree that to the extent permitted by applicable law, including Section 468B(g) of the Internal Revenue Code of 1986, as amended, Seller or the Shareholders, as applicable, will include all amounts earned on the Escrow Deposit in its/their gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom.


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                  3. Claims Against Escrow Deposit.

                  (a) At any time or times prior to the Termination Date (as hereinafter defined), Buyer may make claims against the Escrow Deposit for indemnification pursuant to and in accordance with Article XII of the Purchase Agreement. Buyer shall notify the Escrow Representative and the Escrow Agent in writing promptly upon determination to make a claim and in any event prior to the expiration of this Agreement of each such claim, including a summary of the amount of and bases for such claim. If the Escrow Representative shall dispute such claim, the Escrow Representative shall give written notice thereof to Buyer and to the Escrow Agent within thirty (30) days after receipt of notice of Buyer's claim, in which case the Escrow Agent shall continue to hold the Escrow Deposit in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Escrow Deposit in the full amount thereof and the Escrow Agent shall use its best efforts to pay such claim to Holdings within three (3) business days after expiration of said thirty (30) day period or as soon thereafter as possible. If the amount of the claim exceeds the value of the Escrow Deposit, the Escrow Agent shall have no liability or responsibility for any deficiency.

                  (b) The Escrow Agent shall follow the procedure below in making any payment in satisfaction of a claim against the Escrow Deposit:

                           (i) The Escrow Agent shall make such payment first
from the Escrowed Cash and any additions to or earnings on the Escrowed Cash until all cash in the Escrow Deposit has been exhausted.

                           (ii) To the extent that any claim exceeds the amount
of Escrowed Cash or other cash in the Escrow Deposit, the Escrow Agent shall make payment from the Escrowed Units in such number of Escrowed Units (computed to the nearest whole unit) having a value equal to the value of the claim not satisfied by cash payment. Any payment of Escrowed Units by the Escrow Agent to Holdings shall be treated as a sale by Seller or the Shareholders, as applicable, of such Escrowed Units for the value described herein. The value of an Escrowed Unit for purposes of this Section shall be the fair market value of such unit on the date of the claim as determined by the Board of Directors of Nextera (the "Board"). The fair market value shall be determined in good faith by the Board and the Board shall notify the Escrow Representative and Escrow Agent in writing of its determination, together with an explanation of how the value was determined and such supporting data as the Escrow Representative shall reasonably require (the "Valuation Notice"). If the Escrow Representative disputes the fair market value of the Escrowed Units as determined by the Board, then the Escrow Representative shall so notify the Board and Escrow Agent in writing (the "Appraisal Notice") within ten (10) business days of receipt of the Valuation Notice. Within twenty (20) business days of the receipt of the Appraisal Notice, the Board and the Escrow Representative shall each appoint a professional appraiser to determine the fair market value of the Escrowed Units. Each appraiser shall have at least five (5) years experience in appraising companies similar to Nextera. The two appraisers shall within the succeeding twenty (20) day period after their selection, attempt to reach agreement on the fair market value. If the appraisers reach such agreement they shall so notify the Escrow Agent and their agreement shall be final and binding on Buyer, Nextera, Holdings, the Board, the Escrow Representative, Seller, the Shareholders, and their affiliates. If

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the appraisers fail to agree, they shall within ten (10) days thereafter select a third appraiser with the same qualification requirements, and the three (3) appraisers shall establish the fair market value by majority vote within the succeeding twenty (20) day period and shall notify the Escrow Agent of their determination. Such determination of the fair market value shall be final and binding on Buyer, Nextera, Holdings, the Board, the Escrow Representative, Seller, the Shareholders, and their affiliates. In all events, the appraisers selected shall be unaffiliated with and otherwise independent of Buyer, Nextera, Holdings, the Board, the Escrow Representative, Seller, the Shareholders, and their affiliates. If the fair market value of the Escrowed Units, as determined by the appraisers, is less than or no more than five percent (5%) greater than the value as determined by the Board, then the Shareholders shall pay all costs associated with the appraisers, provided that the Board shall have provided substantially similar information to the appraisers as that delivered to the Escrow Representative in the Valuation Notice. If the fair market value as determined by the appraisers is more than five percent (5%) greater than the value as determined by the Board, then Buyer shall pay for all costs associated with the appraisers. To the extent Seller has transferred its rights to the Escrowed Units to the Shareholders, the Escrowed Units delivered to Holdings in satisfaction of a claim shall be allocated among the Shareholders so as to reduce each Shareholder's interest in the remaining Escrowed Units by an equal proportion. In the event that the Escrow Agent must make payment with a number of units less than or different from the number of units represented by a certificate in the Escrow Deposit, the Escrow Agent shall surrender such certificate to Nextera and Nextera shall issue to the Escrow Agent certificates of Nextera Class A Units identical in form but for the number of units as necessary to allow for proper payment of the claim so long as the number of units of the new certificates plus the amount of units used to satisfy such claim shall be equivalent to the total number of units covered by the surrendered certificate.

                  4.  Disputed Claims.

                  (a) If the Escrow Representative shall dispute an indemnification claim of Buyer as above provided, the Escrow Agent shall set aside a portion of the Escrow Deposit sufficient to pay said claim in full as reasonably determined by Buyer in good faith (the "Set Aside Amount"). If Buyer notifies the Escrow Agent in writing that it has made out-of-pocket expenditures in connection with any such disputed claim, and provides paid receipts for such expenditures, in addition to expenditures included in the Set Aside Amount, an amount equal to such additional expenditures shall be added to the Set Aside Amount. If the Set Aside Amount exceeds the amount of the Escrowed Cash, the Escrow Agent shall set aside an appropriate number of Escrowed Units as determined by the procedure described in Section 3(b)(ii) above.

                  (b) If the disputed indemnification claim has not been resolved or compromised within sixty (60) days after the Escrow Representative sends notice of dispute of the same, or in the event of a third-party claim or suit, within fifteen (15) days after its resolution or compromise, said indemnification claim shall be referred to the American Arbitration Association, to be settled by binding arbitration in Boston, Massachusetts, in accordance with the commercial arbitration rules of the Association. The fees and expenses of the arbitrator shall be borne equally by Seller and the Shareholders on the one hand and Buyer on the other. In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. The determination of the arbitrator as to the amount, if any, of the indemnification claim which is

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properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any Superior Court in the Commonwealth of Massachusetts. The arbitrator shall have the authority in its discretion to award to the prevailing party reasonable costs and expenses including attorney's fees and the cost of arbitration. The Escrow Agent shall use its best efforts to make payment of such claim, as and to the extent allowed, to Buyer out of the Set Aside Amount (or if insufficient, out of the Escrow Deposit) within three
(3) business days following the Escrow Agent's receipt of said determination or as soon thereafter as possible.

                  (c) Notwithstanding Section 4(b), if a disputed indemnification claim has not been resolved or compromised as of the Termination Date (as hereinafter defined), and such claim does not involve a third-party claim or suit, Buyer and the Escrow Representative shall continue to negotiate in good faith a settlement of such claims for a period of ten (10) days after the Termination Date. If, after the expiration of such ten-day period, such indemnification claim still has not been resolved or compromised, such claim shall be settled in accordance with the arbitration provisions set forth in
Section 4(b).

                  (d) It is understood and agreed that should any dispute arise under this Section 4, the Escrow Agent, upon receipt of written notice of such dispute or claim by the Escrow Representative, is authorized and directed to retain in its possession without liability to anyone, the Set Aside Amount relating to such dispute plus any expenditures of Buyer made pursuant to Section 4(a) until such dispute shall have been settled pursuant to this Section 4. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Deposit.

                  5. Termination. This Agreement shall terminate on the date that the Escrow Deposit is reduced to zero as the result of payments by the Escrow Agent to Holdings in accordance with the provisions of Section 3 or
Section 4. If, however, the Escrow Deposit has not been reduced to zero as of the date that is eighteen (18) months following the date of this Agreement (the "Termination Date") and there are no outstanding indemnification claims on the Termination Date, the Escrow Agent shall distribute the amount remaining in the Escrow Deposit to the Seller or, to the extent Seller has transferred to the Shareholders its rights to the Escrow Deposit, the Shareholders and after such payment this Agreement shall terminate; otherwise this Agreement shall continue in effect until all indemnification claims Buyer has made pursuant to Section 3 hereof on or prior to the Termination Date shall have been disposed of. As of the Termination Date, an amount of the Escrow Deposit adequate to cover all disputed and undisputed claims made by Buyer pursuant to Section 3 hereof, plus an additional ten percent (10%) of any such amount to cover potential expenses to be incurred by Buyer associated with such claims, will be held by the Escrow Agent, and the Escrow Agent shall distribute on the Termination Date the balance, if any, of the Escrow Deposit to Seller or, to the extent Seller has transferred to the Shareholders its rights to the Escrow Deposit, the Shareholders. At such time as all remaining indemnification claims hereunder have been resolved and the Escrow Agent has received a written notice executed by Buyer and the Escrow Representative, or notification of a determination of an arbitrator pursuant to Section 4(b), to that effect and any amounts to be distributed to Holdings in connection therewith have been so distributed, the Escrow Agent shall


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distribute the remaining Escrow Deposit, if any, to Seller or, to the extent
Seller has transferred to the Shareholders its rights to the Escrow Deposit, the Shareholders.

                  6. The Escrow Agent.

                  (a) Direction from Buyer and Escrow Representative. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Deposit as directed by a writing signed by Buyer and Escrow Representative.

                  (b) Reliance by Escrow Agent; Liability of Escrow Agent. Except with respect to capitalized terms used herein and defined in the Purchase Agreement, the Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Deposit that is not expressly authorized pursuant to this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payment which may be due it hereunder. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's gross negligence and willful misconduct was the primary cause of any loss to Buyer, Nextera, Holdings, Seller or the Shareholders. In the administration of the Escrow Deposit hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. Buyer, Nextera, Holdings, Seller and the Shareholders jointly and severally hereby agree to indemnify and hold the Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees and expenses ("Losses") that may be imposed on, incurred by, or asserted against the Indemnitees or any of them for following any instructions or other directions upon which the Escrow Agent is authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, the Buyer, Nextera, Holdings, Seller and the Shareholders also agree to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of Escrow Agent's performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits). As between Buyer, Nextera and Holdings on the one hand and Seller and the Shareholders on the other, each shall bear equally the indemnification obligations set forth in this Section 6(b). The provisions of this Section 6(b) shall survive the termination of this Agreement and the resignation or removal of

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the Escrow Agent for any reason.

                  (c) Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Agreement, shall be shared equally by Buyer on the one hand and Seller and the Shareholders on the other. The fees to be paid by Seller and the Shareholders shall be deducted from the Escrow Deposit.

                  (d) Resignation and Removal of Escrow Agent. Successor Escrow Agent.

                           (i) The Escrow Agent may resign from its duties
hereunder by giving each of the parties hereto not less than thirty (30) days prior written notice of the effective date of such resignation (which effective date shall be at least thirty (30) days after the date such notice is given). In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Buyer and the Escrow Representative and delivered to the Escrow Agent. The parties hereto intend that a successor escrow agent mutually acceptable to the Escrow Representative and Buyer will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation or removal. Upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Deposit to such successor escrow agent, together with an accounting of the investments held by it and all transactions related to this Agreement, including any distributions made and such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Deposit as such successor may reasonably request. If on or before the effective date of such resignation or removal, a successor escrow agent has not been appointed, the Escrow Agent will thereupon deposit the Escrow Deposit into the registry of a court of competent jurisdiction.

                               Upon written acknowledgment by a successor escrow
agent appointed in accordance with this Section 6(d)(i) of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Deposit, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, except for those arising under the last sentence of Section 6(b) of this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

                           (ii) Any corporation, association or other entity
into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust business, or any corporation, association or other entity resulting from any such merger, conversion, consolidation, sale or other transfer, shall, ipso facto, be and become successor Escrow Agent hereunder, vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part or any of the parties hereto, anything herein to the contrary notwithstanding.

                  7. Voting of Escrowed Units. So long as any Escrowed Units are retained by the Escrow Agent, Seller or, to the extent Seller has transferred to the Shareholders its rights to

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the Escrowed Units, the Shareholders shall be entitled to exercise the voting power, if any, with respect to in the Escrowed Units.

                  8. Governing Law. IT IS THE PARTIES' INTENT THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

                  9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document.

                  10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile transmission, or three (3) days after deposited in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         TO BUYER:                       The Planning Technologies Group, L.L.C.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Attention:  Gresham T. Brebach, Jr.
                                         Fax:  (617) 778-4508

         With a copy to:                 Latham & Watkins
                                         701 B Street, Suite 2100
                                         San Diego, CA  92101
                                         Attention:  David A. Hahn, Esq.
                                         Fax:  (619) 696-7419

         With an additional copy to:     Maron & Sandler
                                         844 Moraga Drive
                                         Los Angeles, CA  90049
                                         Attention:  Stanley E. Maron, Esq.
                                         Fax:  (310) 440-3690

         TO NEXTERA:                     Nextera Enterprises, L.L.C.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Attention:  Gresham T. Brebach, Jr.
                                         Fax:  (617) 778-4508

         With a copy to:                 Latham & Watkins
                                         701 B Street, Suite 2100
                                         San Diego, CA  92101
                                         Attention:  David A. Hahn, Esq.
                                         Fax:  (619) 696-7419

         With an additional copy to:     Maron & Sandler
                                         844 Moraga Drive
                                         Los Angeles, CA  90049
                                         Attention:  Stanley E. Maron, Esq.

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

                                         Fax:  (310) 440-3690

         TO HOLDINGS:                    Nextera Enterprises Holdings, L.L.C.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Attention:  Gresham T. Brebach, Jr.
                                         Fax:  (617) 778-4508

         With a copy to:                 Latham & Watkins
                                         701 B Street, Suite 2100
                                         San Diego, CA  92101
                                         Attention:  David A. Hahn, Esq.
                                         Fax:  (619) 696-7419

         With an additional copy to:     Maron & Sandler
                                         844 Moraga Drive
                                         Los Angeles, CA  90049
                                         Attention:  Stanley E. Maron, Esq.
                                         Fax:  (310) 440-3690

         TO SELLER:                      The Planning Technologies Group, Inc.
                                         95 Hayden Avenue
                                         Lexington, MA  02173-7951
                                         Attention:  Mason Tenaglia
                                         Fax:  (781) 861-1099

         With a copy to:                 Choate, Hall & Stewart
                                         Exchange Place
                                         53 State Street
                                         Boston, MA  02109-2891
                                         Attention:  William P. Gelnaw, Esq.
                                         Fax:  (617) 248-4000

         TO ANY SHAREHOLDER:             To the address last provided by such
                                         Shareholder to the Company.

         With a copy to:                 Choate, Hall & Stewart
                                         Exchange Place
                                         53 State Street
                                         Boston, MA  02109-2891
                                         Attention:  William P. Gelnaw, Esq.
                                         Fax:  (617) 248-4000

         TO ESCROW AGENT:                Chase Manhattan Trust Company, National
                                         Association
                                         Union Trust Building
                                         501 Grant Street, Room 325
                                         Pittsburg, PA  15219
                                         Attention:  Bruce J. Karhu
                                         Fax:  (412) 234-2975


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

                  Addresses may be changed by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

                  11. Certification of Tax Identification Number. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Deposit is credited to the Escrow Deposit. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Deposit.

                  12. Force Majeure. Neither Buyer, Nextera, Holdings, Seller, the Shareholders nor the Escrow Agent shall be responsible for delays or failures in performance under this Agreement resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                  13. Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto, provided that the Escrow Representative shall be authorized to agree to any amendment, modification or waiver on behalf of the Shareholders. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

                  14. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by a photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  15. Obligations of Buyer. All obligations of Buyer hereunder shall be joint and several obligations of Buyer, Nextera and Holdings.


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                  IN WITNESS WHEREOF, the parties have caused this Escrow
Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                      BUYER:

                                      THE PLANNING TECHNOLOGIES GROUP, L.L.C.

                                      By:     /s/  MICHAEL P. MULDOWNEY
                                            ------------------------------------
                                            Name:  Michael P. Muldowney
                                            Title: Treasurer

                                      NEXTERA:

                                      NEXTERA ENTERPRISES, L.L.C.

                                       By:     /s/  MICHAEL P. MULDOWNEY
                                            ------------------------------------
                                            Name:  Michael P. Muldowney
                                            Title: Treasurer

                                      HOLDINGS:

                                      NEXTERA ENTERPRISES HOLDINGS, L.L.C.

                                      By:      /s/  MICHAEL P. MULDOWNEY
                                            ------------------------------------
                                            Name:  Michael P. Muldowney
                                            Title: Treasurer

                                      SELLER:

                                      THE PLANNING TECHNOLOGIES GROUP, INC.

                                       By:    /s/  MASON TENAGLIA
                                            ------------------------------------
                                            Name:  Mason Tenaglia
                                            Title: President
                                            Tax Identification Number:

                                            -----------------------------------


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

                                      ESCROW AGENT:

                                      CHASE MANHATTAN TRUST COMPANY,
                                      NATIONAL ASSOCIATION, as Escrow Agent

                                      By:     /s/  BRUCE J. KARHU
                                            ------------------------------------
                                            Name:  Bruce J. Karhu
                                            Title: Vice President





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